UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): December 1, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
     The disclosures in Item 5.02 below are incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment and Resignation of Certain Officers; New Directors.
     Officers. ION Geophysical Corporation (the “Company”) announced on December 4, 2008 that it has appointed James R. Hollis as its new President and Chief Operating Officer, effective December 1, 2008. In connection with Mr. Hollis’s appointment as President of the Company, Robert P. Peebler will continue as the Chief Executive Officer of the Company and a member of the Company’s Board of Directors. Mr. Peebler has served as President and Chief Executive Officer of the Company since March 2003, and has been a member of the Company’s Board of Directors since 1999.
     Prior to his appointment, Mr. Hollis, age 47, had served as the Executive Vice President and Chief Operating Officer of the Company’s ION Solutions division, a position that he had held since January 2007. Prior to leading the ION Solutions division, Mr. Hollis served the Company in various other capacities, including as Vice President, New Ventures — FireFly beginning in November 2005 and Vice President — Land Imaging Systems beginning in November 2003. Mr. Hollis joined the Company in July 2003 as Business Unit Manager — Land Surface Systems. Prior to his joining the Company, Mr. Hollis served in various positions (most recently as General Manager — Exploration and Development Solutions) at Landmark Graphics, a Halliburton Company-owned workstation-based software provider for oil and gas exploration and production companies. Mr. Hollis holds a Bachelor of Science degree in Geophysics from the University of California, Santa Barbara and a Master of Science degree in Geophysics from the University of Utah.
     A copy of the Company’s press release regarding the appointment of Mr. Hollis is filed as Exhibit 99.1 to this Current Report on Form 8-K.
     On December 1, 2008, Charles J. Ledet resigned as Executive Vice President and Chief Operating Officer of ION Systems, a business unit of the Company. In connection with his resignation, Mr. Ledet and the Company entered into a severance agreement dated December 1, 2008 (the “Severance Agreement”), pursuant to which Mr. Ledet will be entitled to receive cash payments in an aggregate amount equal to $468,000, payable in installments over an 18-month period. The Severance Agreement also contains a release and a covenant by Mr. Ledet not to sue the Company or its officers or directors. A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This summary of the Severance Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
     In addition, effective December 1, 2008, Mr. Ledet entered into a consulting agreement (the “Consulting Agreement”) with the Company, which is more fully described below.
     Directors. On December 5, 2008, the Company announced the appointment of G. Thomas Marsh and Nick G. Vlahakis to its Board of Directors. The appointment of Mr. Vlahakis will fill the vacancy on the Board of Directors created by the resignation of Sam K. Smith as a director in August 2008. As Mr. Smith’s replacement on the Board, Mr. Vlahakis will serve the remainder of Mr. Smith’s term on the Board, which term is scheduled to expire in 2011. Mr. Marsh will join the class of directors having a term of service that expires in 2009. In connection with their appointment to the Board of Directors, the Company increased the number of directors that will comprise the entire Board from eight to nine.
     Mr. Marsh, age 65, retired in 2006 as Executive Vice President, Lockheed Martin Space Systems Company, a company engaged in developing advanced technologies for defense and space applications. From 1969 until its merger in 1995 to form Lockheed Martin Corporation, Mr. Marsh was employed by Martin Marietta Corporation, most recently in the position of President, Manned Space Systems. After 1995, Mr. Marsh held positions of increasing responsibility within Lockheed Martin, including serving as President and General Manager of the Missiles and Space Operations business unit from 2002 until his appointment as Executive Vice President in 2003.
     Mr. Vlahakis, age 60, retired in 2005 as Executive Vice President and Chief Operating Officer of Alliant Techsystems Inc. (ATK), a supplier of aerospace and defense technologies. Beginning in 1982, Mr. Vlahakis was employed by Hercules Aerospace Company, a supplier of aerospace products, where he served in a number of positions, most recently in the position of Vice President and General Manager, Tactical Propulsion Facility. Mr. Vlahakis joined Alliant Techsystems in 1995 when Alliant Techsystems acquired Hercules Aerospace. He served in a number of senior leadership positions with Alliant Techsystems, including Group Vice President, Defense, until 2002, when he was appointed its Chief Operating Officer.
     A copy of the Company’s press release regarding these director appointments is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Compensatory Arrangements and Awards.
     Consulting Agreement. On December 1, 2008, Mr. Ledet entered into the Consulting Agreement with the Company, under which he has agreed to provide consulting services for a period of two years to assist the Board of Directors and the Company’s executive management in achieving a smooth transition following his departure and to provide management advisory services to the Company. Under the Consulting Agreement, Mr. Ledet will not receive any monetary compensation for his consulting services but he was awarded grants of 15,998 shares of restricted stock of the Company under the Company’s 2004 Long-Term Incentive Plan and a total of 235,000 cash-settled stock appreciation rights (“SARs”) under the Company’s recently-adopted Stock Appreciation Rights Plan. In connection with the Consulting Agreement, Mr. Ledet also agreed to the termination on December 1, 2008, of a total of 141,250 vested stock options held by him. The SARs were granted to Mr. Ledet on December 1, 2008, and have exercise prices as set forth below:

No. of SARs	Grant Exercise Price ($)

15,000	5.8125
12,500	11.10
10,000	9.38
12,500	3.35
25,000	9.84
40,000	6.20
25,000	9.97
25,000	15.43
70,000	15.43
     All of the exercise prices for the SARs granted to Mr. Ledet exceed the fair market value per share of the Company’s common stock on the date of grant. On November 28, 2008, the last trading day prior to December 1, 2008, the closing price per share of the Company’s common stock on the New York Stock Exchange was $3.00 per share. Under the Consulting Agreement, Mr. Ledet will be subject to certain covenants not to compete with the Company during its two-year term. All of the shares of restricted stock and SARs granted to Mr. Ledet will vest on December 1, 2010, subject to the condition that he shall have fully performed all of his obligations under the Consulting Agreement. A copy of the Consulting Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. This summary of the Consulting Agreement set forth herein is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
     Annual Equity Compensation Grants. As stated in the Company’s proxy statement for its Annual Meeting of Stockholders held on May 27, 2008, the Company has adopted a policy that all awards of restricted stock and stock options to its employees and directors will be granted on one of four designated dates during the year: March 1, June 1, September 1 or December 1. Except for occurrences such as significant promotions, new hires, new directors joining the Board or unusual circumstances, the Company’s current policy is to make most equity compensation awards on December 1 of each year. This date was selected because (i) it enables the Board of Directors and Compensation Committee to consider individual performance eleven months into the year, (ii) it simplifies the annual budgeting process by having the expense resulting from the equity award incurred late in the fiscal year and (iii) the date is approximately three months before the date that the Company normally pays annual incentive bonuses.
     Consistent with this policy and past practice, on December 1, 2008, the Company granted certain equity compensation awards to its key employees, including its officers. The table below shows the grants on that date to the named executive officers of the Company (other than Mr. Ledet) of (i) nonqualified stock options under the Company’s 2004 Long-Term Incentive Plan, (ii) shares of the Company’s restricted stock under the 2004 Long-Term Incentive Plan and (iii) cash-settled SARs under the Stock Appreciation Rights Plan:

			Shares of
		Shares Subject to	Restricted Stock
Executive Officer	Title	Stock Options (#)	(#)	SARs (#)

Robert P. Peebler	Chief Executive Officer	180,000	—	—

R. Brian Hanson	Executive Vice President and Chief Financial Officer	70,000	15,000	140,000

James R. Hollis	President and Chief Operating Officer	100,000	20,000	200,000

Teng Beng Koid	Executive Vice President and Chief Operating Officer — Global Business Development.	40,000	15,000	—

     The options granted vest 25% each year over a four-year period and are exercisable at a price equal to $3.00 per share, which is the closing sales price per share of the Company’s common stock on the NYSE on the last trading day immediately prior to the date of grant, in accordance with the terms of the 2004 Long-Term Incentive Plan. The grants of shares of restricted stock will vest in one-third increments each year, over a three-year period. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights and rights to dividends as all other holders of common stock. The SARs will 100% cliff-vest on December 1, 2011, and will have an exercise price equal to $3.00 per SAR, which is the closing sales price per share of the Company’s common stock on the NYSE on the last trading day prior to the date of grant, in accordance with the terms of the Stock Appreciation Rights Plan.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
          Not applicable.
     (b) Pro forma financial information.
          Not applicable.
     (d) Exhibits.

10.1	Severance Agreement dated as of December 1, 2008, between ION Geophysical Corporation and Charles J. Ledet.

10.2	Consulting Agreement dated as of December 1, 2008, between ION Geophysical Corporation and Charles J. Ledet.

99.1	Press Release dated December 4, 2008.

99.2	Press Release dated December 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2008	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement dated as of December 1, 2008, between ION Geophysical Corporation and Charles J. Ledet.

10.2	Consulting Agreement dated as of December 1, 2008, between ION Geophysical Corporation and Charles J. Ledet.

99.1	Press Release dated December 4, 2008.

99.2	Press Release dated December 5, 2008.